UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005

BENTHOS, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

Commission file number: 0-29024

Massachusetts	04-2381876
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

49 Edgerton Drive North Falmouth, MA	02556
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 508-563-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Benthos, Inc., a Massachusetts corporation (the “Company”), announced that it has entered into an Agreement and Plan of Merger, dated as of November 1, 2005 (the “Merger Agreement”) with Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”), and Boat Merger Sub, Inc., a Massachusetts corporation wholly-owned by Teledyne (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, par value $0.06-2/3 per share, of the Company (the “Shares”), other than any Shares owned by the Company, Teledyne, or any wholly-owned subsidiary of the Company or Teledyne, will be converted into the right to receive $17.50 in cash, without interest, less any required withholding taxes. Each outstanding option to purchase common stock of the Company (whether vested or unvested) will be converted into the right to receive an amount in cash equal to the excess, if any, of $17.50 over the exercise price of such option, without interest, less any required withholding taxes.

The Merger is conditioned, among other things, on the approval of the Merger Agreement by the stockholders of the Company and certain other customary conditions. The Company has agreed to take such actions as are reasonably necessary to obtain such approval.

The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Teledyne a termination fee equal to $1,500,000 or to pay Teledyne’s expenses up to $300,000. The Merger Agreement also requires that the Company provide Teledyne with the right to match any unsolicited takeover proposal received by the Company within the six week period after the signing of the Merger Agreement, and limits the Company’s rights to recommend proposals received after the expiration of that period.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 and incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

On November 2, 2005, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which press release is filed as Exhibit 99.1.

In connection with the proposed Merger, the Company will be filing a proxy statement for a special meeting of the Company’s stockholders and other documents regarding the proposed transaction with the U.S. Securities and Exchange Commission (“SEC”). Before making any voting or investment decision, the Company’s stockholders and prospective investors are urged to read the proxy statement regarding the Merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The proxy statement and other documents filed by the Company will be available free of charge at the SEC’s website, www.sec.gov. Stockholders and investors in

Benthos, Inc. will also be able to obtain the proxy statement and other documents free of charge by directing their requests to:

Francis E. Dunne, Jr.,

Chief Financial Officer

Benthos, Inc.

49 Edgerton Drive

North Falmouth, Massachusetts 02556

The Company and its directors, executive officers and other members of management may participate in the solicitation of proxies in respect of the proposed transactions. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on January 28, 2005. The Company also intends to engage a professional proxy solicitation firm to solicit proxies on its behalf. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

2.1	Agreement and Plan of Merger, dated as of November 1, 2005 among Teledyne Technologies Incorporated, Boat Merger Sub, Inc. and Benthos, Inc.
99.1	Press Release dated November 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENTHOS, INC.
(Registrant)

Date: November 4, 2005	By:	/s/ FRANCIS E. DUNNE, JR.
Francis E. Dunne, Jr.
Vice President, Chief Financial Officer, and Treasurer
(Principal Financial and Accounting Officer)

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